PARAMETRIC PORTFOLIO ASSOCIATES

                                 CODE OF ETHICS

         EFFECTIVE JANUARY 2, 2006          REVISED MAY 3, 2012

                                  INTRODUCTION

The Parametric Portfolio Associates (Parametric) Code of Ethics is based on the principle that, as an officer or employee or independent contractor of Parametric, you (i) owe a fiduciary duty to the shareholders of the registered investment companies (the FUNDS) and all other accounts (Clients) for which Parametric serves as an adviser or sub-adviser and, (ii) must comply with all Federal securities laws. Accordingly, you must avoid activities, interests and relationships that might interfere or appear to interfere with making decisions in the best interests of our Advisory Clients, or which violate Federal law. At all times, you must:

         1. PLACE THE INTERESTS OF OUR ADVISORY CLIENTS FIRST. In other words, as a fiduciary you must avoid serving your own personal interests ahead of the interests of our Clients. You may not cause a Client to take action, or not to take action, for your personal benefit rather than the benefit of the Client. For example, you would violate this Code if you caused a Client to purchase a Security you owned for the purpose of increasing the price of that Security. If you make (or participate in making) recommendations regarding the purchase or sale of securities by any Client, or provide information or advice to such an employee, or have access to or obtain information regarding such recommendations, or help execute recommendations, you would also violate this Code if you made a personal investment in a Security that might be an appropriate investment for a Client without first considering the Security as an investment for the Client.

         2. CONDUCT ALL OF YOUR PERSONAL SECURITIES TRANSACTIONS IN FULL COMPLIANCE WITH THIS CODE, FEDERAL LAW AND THE PARAMETRIC INSIDER TRADING POLICY. You must not take any action in connection with your personal investments that could cause even the appearance of unfairness or impropriety. Accordingly, you must comply with the policies and procedures set forth in this Code under the heading PERSONAL SECURITIES TRANSACTIONS. In addition, you must comply with the policies and procedures set forth in the Parametric Insider Trading Policy, which is attached to this Code as Appendix I.

         3. AVOID TAKING INAPPROPRIATE ADVANTAGE OF YOUR POSITION. The receipt of investment opportunities, gifts or gratuities from persons seeking business with Parametric directly or on behalf of a Client could raise questions about the independence of your business judgment. Accordingly, you must comply with the policies and procedures set forth in this Code under the heading FIDUCIARY DUTIES. Doubtful situations should be resolved in the Client's best interest, and against your personal interest.


                                                      FOR DUE DILIGENCE PURPOSES

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                               TABLE OF CONTENTS

                                     Part I


PARAMETRIC PORTFOLIO ASSOCIATES CODE OF ETHICS
PERSONAL SECURITIES TRANSACTIONS ..............................................3
     TRADING IN GENERAL .......................................................3
     SECURITIES ...............................................................3
     PURCHASE OR SALE OF A SECURITY ...........................................3
     EXEMPT SECURITIES ........................................................3
     BENEFICIAL OWNERSHIP .....................................................4
     EXEMPT TRANSACTIONS ......................................................5
     PERSONAL TRADING TRANSACTIONS NOT REQUIRING PRECLEARANCE .................5
     PROHIBITED TRANSACTIONS ..................................................6
     CAUTION ..................................................................6
     PRECLEARANCE PROCEDURES ..................................................6
     INITIAL AND SECONDARY PUBLIC OFFERINGS ...................................7
     PRIVATE PLACEMENTS .......................................................7
     SHORT-TERM TRADING PROFITS ...............................................7
     PUTS, CALLS, SHORT SALES .................................................8
     USE OF BROKER-DEALERS AND BROKERAGE ACCOUNTS .............................8
REPORTING .....................................................................8
     REPORTING OF TRANSACTIONS AND BROKERAGE ACCOUNTS .........................8
     INITIAL, QUARTERLY AND ANNUAL REPORTS ....................................8
FIDUCIARY DUTIES ..............................................................9
     GIFTS ....................................................................9
COMPLIANCE ....................................................................9
     CERTIFICATE OF RECEIPT ...................................................9
     ANNUAL CERTIFICATE OF COMPLIANCE .........................................9
     REMEDIAL ACTIONS .........................................................9
REPORTS TO MANAGEMENT AND TRUSTEES ............................................9
     REPORTS OF SIGNIFICANT REMEDIAL ACTION ...................................9
     ANNUAL REPORTS ..........................................................10

                                    Part II


EATON VANCE CORPORATION CODE OF BUSINESS CONDUCT AND ETHICS ..................11

                 THE FOLLOWING APPENDICES ARE ATTACHED AND ARE
                            NOT A PART OF THIS CODE:

I.   PARAMETRIC INSIDER TRADING POLICY AND PROCEDURES ........................21
II.  FORM FOR DOCUMENT ACKNOWLEDGEMENT AND AGREEMENT .........................28
III. FORM FOR INITIAL REPORT OF PERSONAL SECURITIES HOLDINGS .................29
IV.  FORM FOR ANNUAL REPORT OF PERSONAL SECURITIES HOLDINGS ..................31
V.   FORM FOR REPRORTING QUARTERLY BROKER AND NON-BROKER TRANSACTIONS ........32
VI.  FORM FOR ANNUAL CERTIFICATION OF COMPLIANCE WITH THIS CODE ..............35
VII. FORM FOR PRECLEARANCE OF PERSONAL SECURITIES TRANSACTIONS ...............36
VIII EATON VANCE PERSONAL SECURITIES TRANSACTION PRE-APPROVAL REQUEST ........37


 Questions regarding this Code should be addressed to the Compliance Department


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PERSONAL SECURITIES TRANSACTIONS

TRADING IN GENERAL

You may not engage, and you may not permit any other person or entity to engage, in any purchase or sale of any non-exempt Security of which you have, or by reason of the transaction will acquire, Beneficial Ownership, unless (i) you have complied with the procedures set forth under PRECLEARANCE PROCEDURES, or (ii) the transaction is an Exempt Transaction

In all cases, an order to purchase or sell any Security (other than an Exempt Security), must be a market order and placed prior to the earlier of (i) noon Eastern time, or (ii) such time as you have access to proprietary model information from a third-party investment manager.

SECURITIES

The following are SECURITIES:

Any note, stock, treasury stock, bond, debenture, closed-end funds, ETFs, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a security, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any security.

The following are not SECURITIES:

Commodities, futures and options traded on a commodities exchange, including currency futures. However, futures and options on any group or index of Securities are Securities.

PURCHASE OR SALE OF EQUITY OPTIONS

The purchase or sale of a Security includes, among other things, the writing of an option to purchase or sell a Security.

EXEMPT SECURITIES

The following are EXEMPT SECURITIES:

         1.       Direct obligations of the Government of the United States.

         2. Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments (defined as any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization, including repurchase agreements).


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         3.       Shares of registered open-end investment companies NOT
                  advised or sub-advised by Parametric or its affiliates (including, but not limited to, Eaton Vance Management).

BENEFICIAL OWNERSHIP

The following section is designed to give you a practical guide with respect to Beneficial Ownership. However, for purposes of this Code, Beneficial Ownership shall be interpreted in the same manner as it would under Rule 16a-1(a)(2) of the Exchange Act of 1934 (the "Exchange Act") in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder.

You are considered to have Beneficial Ownership of Securities if you have or share a direct or indirect PECUNIARY INTEREST in the Securities.

You have a PECUNIARY INTEREST in Securities if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Securities.

The following are examples of an indirect Pecuniary Interest in Securities:

         1. Securities held by members of your IMMEDIATE FAMILY sharing the same household; however, this presumption may be rebutted by convincing evidence that profits derived from transactions in these Securities will not provide you with any economic benefit.

                  IMMEDIATE FAMILY includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in- law, brother-in-law, sister-in-law, and includes any adoptive relationship.

         2. Your interest as a general partner in Securities held by a general or limited partnership.

         3. Your interest as a manager-member in the Securities held by a limited liability company.

You do NOT have an indirect Pecuniary Interest in Securities held by a corporation, partnership, limited liability company or other entity in which you hold an equity interest, UNLESS you are a controlling equity holder or you have or share investment control over the Securities held by the entity.

The following circumstances constitute Beneficial Ownership by you of Securities held by a trust:

         1. Your ownership of Securities as a trustee in which either you or members of your immediate family have a vested interest in the principal or income of the trust.

         2.       Your ownership of a vested beneficial interest in a trust.

         3. Your status as a settlor of a trust, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.


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EXEMPT TRANSACTIONS

The following are EXEMPT TRANSACTIONS:

         1. Any transaction in Securities in an account over which you do not have any direct or indirect influence or control. There is a presumption that you can exert some measure of influence or control over accounts held by members of your immediate family sharing the same household; but this presumption may be rebutted by convincing evidence.

         2.       Purchases of Securities under dividend reinvestment plans.

         3. Purchases of Securities by exercise of rights issued to the holders of a class of Securities PRO RATA, to the extent they are issued with respect to Securities of which you have Beneficial Ownership.

         4. Acquisitions or dispositions of Securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization applicable to all holders of a class of Securities of which you have Beneficial Ownership.

         5. Such other specific transactions as may be exempted from time to time by Compliance on a case by case basis when no abuse is involved. The form for requesting approval from Compliance is attached to this Code as Appendix VI.

PERSONAL TRADING TRANSACTIONS NOT REQUIRING PRECLEARANCE

The following classes of transactions are designated by Compliance not to require preclearance: (These are NOT exempt securities.)

         1. Any purchase or sale of fixed-income Securities issued by agencies or instrumentalities of, or unconditionally guaranteed by, the Government of the United States.

         2. For all other fixed income securities, purchases or sales of up to $100,000 per calendar month per issuer of fixed-income Securities.

         3. Purchases or sales of up to 2,000 shares per day, per issuer of LARGE-CAP ISSUERS.

                  A LARGE-CAP ISSUER is an issuer with a total market capitalization in excess of five billion dollars and an average daily trading volume during the preceding calendar quarter, on the principal securities exchange (including NASDAQ) on which its shares are traded, in excess of 100,000 shares.

                  Information concerning large-cap issuers is available on the Internet. If you are unsure whether a security is a large-cap issue, contact Compliance.

                  Please   note that ALL PURCHASES OR SALES OF EV STOCK require
                  pre-clearance from Eaton Vance.


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

         4. Purchases or sales of up to $10,000 per calendar week, per issuer, of other than large cap issuer. This includes any registered, closed-end investment companies (CEFs) not advised or sub-advised by Parametric or its affiliates, including Eaton Vance.

         5. Purchases or sales of exchange-traded options on BROADLY-BASED INDICES and units and/or exchange-traded trusts or funds representing a group, index or a basket of securities (e.g., HHH, QQQQ, and SPY).


PROHIBITED TRANSACTIONS

The following practices are explicitly prohibited by Parametric employees at all times:

         1. Front Running. "Front Running" is the practice of taking a position or effecting the purchase or sale of Securities for personal benefit, based upon non-public information regarding an impending transaction in the same, or equivalent Security.

         2. To cause or recommend a Client to take action for your personal benefit. Thus, for example, you may not trade in or recommend a security for a Client in order to support or enhance the price of a security in your personal account. Because your responsibility is to put your Client's interests ahead of your own, you may not delay taking appropriate action for a Client in order to avoid potential adverse consequences in your personal account.

         3. Trading on Changes in MSL Ratings. Notwithstanding the Exempt Transactions listed above, if you are a Portfolio Manager, you may not purchase or sell any Security until the seventh (7th) day after any change in the rating of that Security in the Eaton Vance Monitored Stock List (i) from 1, 2 or 3 to 4 or 5, or (ii) from 3, 4 or 5 to 1 or 2, in each case to provide sufficient time for Client transactions in that Security before personal transactions in that Security.

Due to the volume and scope of securities transactions within Client portfolios and the unpredictable nature of optimization-driven trading, the possibility exists that personal transactions will occur in the same or opposite direction of client transactions. A personal transaction that occurs in the same direction prior to a Client trade, or in the opposite direction after a client trade, is not necessarily a violation of paragraphs a and b above, unless you knew or should have known that the Client trade would occur.

CAUTION

Qualified foreign governments, large-cap issuers and broadly based indices may change from time to time. Accordingly, you may purchase Securities in an Exempt Transaction only to find that when you wish to sell them, you may not do so without preclearance and approval from Compliance.

PRECLEARANCE PROCEDURES

If a Securities transaction requires preclearance, securities may be purchased or sold only if you have asked Compliance to preclear the purchase or sale, Compliance has given you preclearance in writing, and the purchase or sale is executed by the close of business on the day preclearance is given.

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The Securities may not be purchased or sold if at the time of preclearance there is a pending BUY or SELL order on behalf of an Advisory Client in the same Security or an EQUIVALENT SECURITY, or if you knew or should have known that an Advisory Client would be trading in that security or an EQUIVALENT SECURITY on the same day.

An EQUIVALENT SECURITY of a given Security is: (i) a Security issuable upon exercise, conversion, or exchange of the given Security; (ii) a Security exercisable to purchase, convertible into, or exchangeable for the given Security; or (iii) a Security otherwise representing an interest in or based on the value of the given Security.

If you are a Portfolio Manager (or a person identified as having access to sensitive trade information), and you preclear a Securities transaction and trade the same way as an Advisory Client before its trading is commenced, the transaction is not a violation of this Code unless you knew or should have known that the Advisory Client would be trading in that Security or an EQUIVALENT SECURITY within seven days after your trade.

INITIAL AND SECONDARY PUBLIC OFFERINGS

If you are a Parametric Employee, preclearance from Compliance is required before you may acquire Beneficial Ownership of any Securities in an initial public offering (as defined in Rule 17j-1).

PRIVATE PLACEMENTS

You may not acquire Beneficial Ownership of any Securities in a private placement (a limited offering as defined in Rule 17j-1), unless you have received the prior written approval from Compliance. Approval will not be given unless a determination is made that the investment opportunity should not be reserved for one or more Advisory Clients, and the opportunity to invest has not been offered to you by virtue of your position.

If you have acquired Beneficial Ownership of Securities in a private placement, you must DISCLOSE your investment when you play a part in any consideration of an investment by an Advisory Client in the issuer of the Securities, and any decision to make such an investment must be INDEPENDENTLY REVIEWED by a Portfolio Manager who does not have Beneficial Ownership of any Securities of the issuer.

SHORT-TERM TRADING PROFITS

You are strongly discouraged from engaging in excessive, short-term trading of Securities. The purchase and sale, or sale and purchase, of the same or equivalent Securities within sixty (60) days are generally regarded as short-term trading.

You are considered to profit from a short-term trade if Securities of which you have Beneficial Ownership are sold for more than the purchase price of the same Securities or equivalent Securities, even though the Securities purchased and the Securities sold are held of record or beneficially by different persons or entities.

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PUTS, CALLS, SHORT SALES

If you are a Parametric Employee, you are prohibited from transactions involving puts, calls, straddles, options and/or short sales except for: Exempt Transactions, transactions in Exempt Securities or transactions approved by Compliance.

USE OF BROKER-DEALERS AND BROKERAGE ACCOUNTS

You may not engage, and you may not permit any other person or entity to engage, in any purchase or sale of publicly traded Securities (other than Exempt Securities) of which you have, or by reason of the transaction will acquire, Beneficial Ownership, except through a registered broker-dealer.

                                   REPORTING

REPORTING OF TRANSACTIONS AND BROKERAGE ACCOUNTS

You must report all brokerage accounts and all Securities transactions that are not transactions in Exempt Securities. To satisfy these requirements you must:
(i) cause each registered broker-dealer which maintains an account for Securities of which you have Beneficial Ownership to provide to Compliance duplicate copies of (a) confirmations of all transactions in the account and
(b) periodic statements (no less than quarterly) for the account; and (ii) report (on the Form attached as Appendix IV hereto) to Compliance, within ten
(10) days of the occurrence, the opening of a new or previously unreported brokerage account and all transactions effected without the use of a registered broker-dealer for Securities (other than Exempt Securities) of which you have Beneficial Ownership.

The confirmations and statements required by (i)(a) and (i)(b) above must match the information required by the form attached as Appendix IV hereto. If they do not, you are expected to complete and submit a revised Brokerage Account and Non-Broker Transaction Report to address any discrepancy.

INITIAL, QUARTERLY AND ANNUAL REPORTS

You must disclose your holdings of all Securities (other than Exempt Securities) of which you have Beneficial Ownership within 30 days becoming an employee of Parametric and annually thereafter as requested by Compliance. The forms for this purpose are attached to this Code as Appendix III and IV.

In addition to submitting Initial and Annual Holdings Reports, employees shall submit to Compliance on a quarterly basis a Personal Trading Disclosure no more than 30 days after each quarter-end. The form for this purpose is attached to this Code as Appendix V.

DISCLAIMER

Anyone filing a report required hereunder may disclaim Beneficial Ownership of any Security listed thereon.

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FIDUCIARY DUTIES

GIFTS

You may not accept any investment opportunity, gift, gratuity, or other thing of more than nominal value from any person or entity that does business, or desires to do business, with Parametric directly or on behalf of an Advisory Client. You may accept more than one gift from a single giver if the aggregate annual value of all the gifts does not exceed the equivalent of $100. You may attend business meals, business related conferences, sporting events and other entertainment events at the expense of a giver, if the expense is reasonable and both you and the giver are present. You must obtain prior written approval from your supervisor (the person to whom you report) for all air travel, conferences, and business events that require overnight accommodations. You must provide a copy of such written approval to the Compliance Department.

COMPLIANCE

CERTIFICATE OF RECEIPT

You are required to acknowledge receipt of your copy of the Code. A sample form for this purpose is attached to this Code as Appendix II. You may receive the same or a similar acknowledgement form for this purpose, if the Code is amended.

ANNUAL CERTIFICATE OF COMPLIANCE

You are required to certify upon commencement of your employment or the effective date of this Code--whichever occurs later--and annually thereafter, that you have read and understand this Code and recognize that you are subject to this Code. Each annual certificate will also state that you have complied with the requirements of this Code during the prior year, and that you have disclosed, reported, or caused to be reported all holdings required hereunder and all transactions during the prior year in Securities (other than Exempt Securities) of which you had or acquired Beneficial Ownership. A form for this purpose is attached to this Code as Appendix V.

REMEDIAL ACTIONS

If you violate this Code, you are subject to remedial actions, which may include, but are not limited to, disgorgement of profits, imposition of a substantial fine, demotion, suspension or termination.

REPORTS TO MANAGEMENT AND TRUSTEES

REPORTS OF SIGNIFICANT REMEDIAL ACTION

The Parametric Chief Compliance Officer or his delegate will, on a timely basis, inform the management of Parametric and trustees of each Fund which is an Advisory Client of each SIGNIFICANT REMEDIAL ACTION, as detailed above, that was taken in response to a violation of this Code.

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ANNUAL REPORTS

The Parametric Chief Compliance Officer, or his delegate, will report annually to the Executive Committee of Parametric and to the trustees of Registered Investment Companies, which are Advisory Clients, with regard to efforts to ensure compliance by the directors, officers and employees of Parametric with their fiduciary obligations to our Advisory Clients.

The annual report will, at a minimum:

         1. Describe any issues arising under the Code of Ethics or procedures since the last report to the trustees, as the case may be, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

         2. Certify that Parametric has adopted procedures reasonably necessary to prevent all employees from violating the Code.


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

                                    PART II

                               EATON VANCE CORP.
                                AND SUBSIDIARIES

                      CODE OF BUSINESS CONDUCT AND ETHICS
                     FOR DIRECTORS, OFFICERS AND EMPLOYEES

               ADOPTED BY THE BOARD OF DIRECTORS AND EFFECTIVE ON
                 OCTOBER 31, 2004 (AS REVISED FEBRUARY 1, 2005)

          Eaton Vance Corp. ("Corporation") desires to be a responsible member of the various communities in which it does business and to assure the welfare of those dependent upon the continuation of the Corporation's good health, namely its shareholders, employees, customers and suppliers. It is the policy of the Corporation to comply with all laws and to conduct its business in keeping with the highest moral, legal, ethical and financial reporting standards. THE CORPORATION'S POLICIES APPLY EQUALLY TO EMPLOYEES AT ALL LEVELS, AND THIS CODE OF BUSINESS CONDUCT AND ETHICS ("CODE") APPLIES TO ALL SUBSIDIARIES OF THE CORPORATION ("Subsidiary" is a company of which the Corporation holds, directly or indirectly, all of the ownership interests) AND THEIR OFFICERS, DIRECTORS, MANAGERS AND EMPLOYEES TO THE SAME EXTENT AS THOSE OF THE CORPORATION. Accordingly, the term "Corporation" in this Code includes each Subsidiary, unless otherwise indicated.

          The Corporation welcomes and appreciates the efforts of employees who communicate violations or suspected violations of this Code, and will not tolerate any form of retaliation against individuals who in good faith report possible misconduct even if, upon investigation, their suspicions prove to be unwarranted. To facilitate its compliance efforts, the Corporation has established a Business Conduct and Ethics Committee ("Ethics Committee") consisting of the following officers of Eaton Vance Corp.: Executive Vice President; Chief Legal Officer; Chief Financial Officer; and Chief Administrative Officer.

          All officers and managers of the Corporation are responsible for communicating and implementing these policies within their specific areas of supervisory responsibility.

          Of course, no code of conduct can replace the thoughtful behavior of an ethical director, officer or employee, and the Corporation relies upon each individual within the organization to act with integrity, to use good judgment and to act appropriately in any given situation. Nevertheless, we believe that this Code can help focus the Eaton Vance Corp. Board of Directors ("Board") and the Corporation's management on areas of ethical risk, provide guidance to our personnel to help them to recognize and deal with ethical issues and help to foster a culture of honesty and accountability. We encourage each member of the Board ("Director") and management and each other employee to review this Code carefully, ask any questions regarding the policies and procedures embodied in this Code to ensure that everyone understands each such policy and procedure and the overall intent of the Code, and make every effort to remain in full compliance with both the letter and spirit of this Code.

          Without limiting the generality of the above, the following presents the Corporation's policy on specific topics concerning business ethics and legal compliance.

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CONFLICTS OF INTEREST

          The Corporation's officers, Directors and employees have a duty to be free of conflicting interests that might influence their decisions when representing the Corporation. Consequently, as a general matter, our Directors, officers and employees are not permitted to maintain any conflict of interest with the Corporation, and should make every effort to avoid even the appearance of any such conflict. A "conflict of interest" occurs when an individual's private interest interferes in any way - or even appears to interfere - with the Corporation's interests as a whole. A conflict of interest can arise when a Director, officer or employee take actions or has interests that may make it difficult to perform his or her company work objectively and effectively or when a Director, officer or employee or a member of his or her family receives any improper personal benefits as a result of his or her position in the Corporation. Any officer or employee who believes that he or she may have a potential conflict of interest must report his or her concerns to a member of the Corporation's Ethics Committee immediately. Any individual Director who believes that he or she has a potential conflict of interest must immediately report his or her concerns to the Chairman of the Board, who shall consult with the Ethics Committee on such matters.

          Without limiting the generality of this Code's prohibition on conflicts of interest involving the Corporation's officers, Directors and employees:

         o The Corporation's dealings with suppliers, customers, contractors and others should be based solely on what is in the Corporation's best interest, without favor or preference to any third party, including close relatives.

         o Employees who deal with or influence decisions of individuals or organizations seeking to do business with the Corporation shall not own interests in or have other personal stakes in such organizations that might affect the decision-making process and/or the objectivity of such employee, unless expressly authorized in writing by the chief executive officer of the Corporation after the interest or personal stake has been disclosed.

         o Employees shall not do business on behalf of the Corporation with close relatives, unless expressly authorized in writing by the chief executive officer of the Corporation after the relationship has been disclosed.

Directors, officers and employees, while representing the Corporation, shall not seek or accept from any prospective or current provider of goods or services to the Corporation or any prospective or current investment management client of the Corporation ("Client") any gift, favor, preferential treatment, or special arrangement of "Material Value." "Material Value" includes such items as tickets for theater, musical, sporting or other entertainment events on a recurring basis; costs of transportation and/or lodging to locations outside of the Corporation's headquarter city, unless approved in advance by an appropriate senior executive of the Corporation as having a legitimate business purpose; personal loans or guarantees of loans; or preferential brokerage or underwriting commissions or spreads or allocations of shares or interests in an investment. "Material Value" does not include occasional meals or social gatherings for business purposes; occasional tickets for theater, musical, sporting or other entertainment events conducted for business purposes; or occasional small gifts or mementos with a value of under $100.

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          If you are an employee of Eaton Vance Distributors, Inc. ("EVD"), you are also subject to the rules of the National Association of Securities
Dealers, Inc. ("NASD"). Please check with the Chief Compliance Officer of EVD if you have any questions about those rules.

          Certain conflicts of interest arise out of the relationship between officers of the Corporation and the investment companies sponsored or advised by the Corporation (the "EV Funds"), and are subject to provisions in the Investment Company Act of 1940 ("Investment Company Act") and the Investment Advisers Act of 1940 ("Investment Advisers Act") and the regulations thereunder that address conflicts of interest. For example, officers of the Corporation may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with the EV Funds because of their status as "affiliated persons" of "affiliated persons" of the EV Funds. The Corporation's and the EV Funds' compliance programs and procedures are designed to prevent, or identify and correct, violations of such provisions. This Code does not, and is not intended to, duplicate, change or replace those programs and procedures, and such conflicts fall outside of the parameters of this Code.

          Although typically not presenting an opportunity for improper personal benefit, conflicts arise from, or as a result of, the contractual relationships between the Corporation and the EV Funds, the officers of which may also be officers of the Corporation. As a result, this Code recognizes that the officers of the Corporation, in the normal course of their duties (whether formally for the Corporation or for the EV Funds, or for all of them), will be involved in establishing policies and implementing decisions that will have different effects on each entity. The participation of the officers in such activities is inherent in the contractual relationships between those entities and is consistent with the performance by the officers of their duties as officers of the Corporation. Thus, if performed in conformity with the provisions of the Investment Company Act and the Investment Advisers Act, such activities will be deemed to have been handled ethically. In addition, the Board recognizes that officers of the Corporation may also be officers or employees of one or more investment companies or Subsidiaries covered by this Code or other codes of ethics.

CORPORATE OPPORTUNITIES

          Each of our Directors, officers and employees holds a personal duty to the Corporation to advance the Corporation's legitimate business interests when the opportunity so arises. No Director, officer or employee of the Corporation is permitted to:

         o take personally, whether for economic gain or otherwise, any business opportunity discovered though the use of the Corporation's property or information or such person's position with the Corporation, where such opportunity might be taken by the Corporation, unless, after full disclosure, it is authorized in writing by the chief executive officer of the Corporation;

         o use any of the Corporation's corporate property, information, or his or her position with the Corporation for personal gain to the detriment of the Corporation; or

         o        compete with the Corporation.

CONFIDENTIALITY/INSIDER INFORMATION

          It is imperative that our Directors, officers and employees safeguard confidential information including, but not limited to, information regarding transactions contemplated by the

Corporation and the Corporation's finances, business, computer files, employees, present and prospective customers and suppliers and stockholders. You must not disclose confidential information except where disclosure is authorized by the Corporation's chief executive officer or Legal Department, or is otherwise required by applicable law. Your obligation to preserve and not disclose the Corporation's confidential information continues even after your employment by the Corporation ends.

          You must keep confidential, and not discuss with anyone other than other employees for valid business purposes, information regarding Client investment portfolios, actual or proposed securities trading activities of any Client, or investment research developed in the Corporation. You should take appropriate steps, when communicating the foregoing information internally, to maintain confidentiality, for example, by using sealed envelopes, limiting computer access, and speaking in private.

          As noted above, no officer, Director or employee of the Corporation may in any manner use his or her position with the Corporation or any information obtained in connection therewith for his or her personal gain. Your obligations to the Corporation in this regard within the context of non-public, or "insider" information regarding the Corporation compel particular emphasis. Directors, officers and employees must not disclose or use or attempt to use "confidential" or "insider" information to further their own interests or for personal gain, economic or otherwise or for any other reason except the conduct of the Corporation's business.

          "Insider information" is non-public information that could affect the market price of our stock or influence investment decisions. Our officers, directors and employees are prohibited from disclosing or using non-public information for personal gain, whether through the purchase or sale of our publicly traded securities or otherwise, and are urged to avoid even the appearance of having disclosed or used non-public information in this manner. To use non-public information for personal financial benefit or to "tip" others who might make an investment decision on the basis of this information is not only unethical but also illegal and may result in civil and/or criminal penalties. Every employee is responsible for being familiar with the Eaton Vance Policies and Procedures in Prevention of Insider Trading, available upon request from the Chief Compliance Officer of Eaton Vance Corp.

PROTECTION AND PROPER USE OF OTHER CORPORATION ASSETS

          All of our Directors, officers and employees should endeavor at all times to protect our Corporation assets and ensure their efficient use. Theft, carelessness and waste can have a direct impact on the Corporation and our profitability; corporate assets should be used only for legitimate business purposes and in an otherwise responsible and reasonably efficient manner.

FAIR DEALING

          Although other sections of this Code specifically address your compliance with applicable laws and regulations and other standards, as a general matter, all of our directors, officers and employees shall endeavor under all circumstances to deal fairly with our customers, suppliers, competitors and employees. No Director, officer or employee of the Corporation shall take unfair advantage in the context of his or her position with the Corporation of any other person or entity through manipulation, concealment, abuse of privileged information, misrepresentation of material fact or any other unfair-dealing practice.

COMPLIANCE WITH LAWS AND REGULATIONS

          The Corporation and its employees shall comply with all laws and regulations applicable to its business, including, but not limited to, the following:

SECURITIES LAW. Applicable federal and state securities laws, including but not limited to the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, and the rules and regulations of the Securities and Exchange Commission (the "SEC"), as well as applicable rules of the NASD and, in the case of Eaton Vance Corp., the listed company rules of the New York Stock Exchange.

ANTITRUST. Antitrust and related laws designed to protect against illegal restraint of competition. The Corporation will not engage or attempt to engage in agreements with competitors or suppliers to fix or illegally discriminate in pricing, or participate or attempt to participate in any form of bid rigging.

FOREIGN ACTIVITIES. The U.S. Foreign Corrupt Practices Act and, in the case of a Subsidiary organized and doing business in a foreign country, the applicable laws of such country. Actions taken outside the U.S., whether by non-U.S. personnel or by U.S. personnel operating internationally which may be in conformance with local custom, may be viewed as against permissible American standards of conduct. Accordingly, in instances where U.S. laws, regulations and standards relating to ethical conduct are more restrictive than those of a particular locality outside the U.S., conduct should be governed by U.S. standards.

          You are not expected to know every detail of these or other applicable laws or rules, but should seek advice from the Corporation's internal auditing staff, independent auditor, or internal legal staff, as appropriate.

ILLEGAL OR UNETHICAL PAYMENTS

          The Corporation does not permit illegal, improper, corrupt or unethical payments to be made in cash, property, or services by or on behalf of the Corporation in order to secure or retain or attempt to secure or retain business or other advantages, including, but not limited to, payments to any employee of a customer or supplier of the Corporation for the purpose of influencing that employee's actions with respect to his employer's business. Such payments may constitute a crime in most U.S. and foreign jurisdictions. In jurisdictions where they are not so considered, they are regarded by the Corporation as unethical payments. Agents and representatives of the Corporation are required to follow the provisions of this Code in their dealings on behalf of the Corporation.

PUBLIC OFFICIALS. Reasonable business entertainment, such as lunch, dinner, or occasional athletic or cultural events may be extended to government officials, but only where permitted by local law.

CUSTOMERS AND OTHERS. Business entertainment that is reasonable in nature, frequency and cost is permitted, as is the presentation of modest gifts where customary. Because no clear guidelines define the point at which social courtesies escalate to, and may be regarded as, improper or unethical payments, extreme care must be taken in this regard. This is subject to the applicable rules of the NASD with respect to employees of EVD.

FORM OF PAYMENTS OF AMOUNTS DUE AGENTS, REPRESENTATIVES AND OTHERS. All payments for commissions or other similar obligations are to be paid by check or draft, bank wire transfer, or other authorized means, and shall, in each case, be made payable to the order of the recipient or his authorized agent. The use of currency or other forms of "cash" payments is not acceptable.

ACCOUNTING AND FINANCIAL REPORTING STANDARDS

          The Corporation has implemented and will comply with generally accepted accounting principles for entries on our books and records. Entries should be properly authorized, complete, and accurate and reflect the transactions to which they relate. No false, artificial, misleading or deceptive entries should be made for any reason. No employee of the Corporation shall provide false information to, or otherwise mislead, our independent or internal auditors.

          Bank or other accounts shall be fully accounted for and accurately described in our records.

          In addition to this Code, Eaton Vance Corp. has adopted a Code of Ethics for Principal Executive and Senior Financial Officers, which supplements this Code and is intended to promote (a) honest and ethical conduct and avoidance of improper conflicts of interest; (b) full, fair, accurate, timely, and understandable disclosure in the Corporation's periodic reports; and (c) compliance by such senior financial executives with all applicable governmental rules and regulations.

OUTSIDE DIRECTORSHIPS AND EMPLOYMENT

          No officer or employee of the Corporation may serve as a director, officer, employee, trustee, or general partner of any corporation or other entity, whether or not for pay, without the prior written approval of his or her department head and the Chief Legal Officer. This restriction shall not apply to serving any charitable or non-profit organization.

MEDIA INQUIRIES

          Occasionally, employees may receive an inquiry from a media representative requesting information or comment on some aspect of the Corporation's affairs. Such questions must be referred to the Corporation's Director of Public Affairs or the Legal Department, unless specifically covered by a formal procedure adopted by the Corporation.

POLITICAL ACTIVITIES

          Employees are encouraged to participate in political activities as they see fit, on their own time and at their own expense. The Corporation will not compensate or reimburse employees for such activities.

          The Corporation will not contribute anything of value to political parties, candidates for public office or elected officials, except in jurisdictions where such contributions are legal AND approved by our Chief Executive Officer and Chief Financial Officer and reported to the Board. Furthermore, without such approval, no corporate asset may be used in support of any organization whose political purpose is to influence the outcome of a referendum or other vote of the electorate on public issues.

DISCIPLINE

          Any employee who violates or attempts to violate this Code or any other formal policies of the Corporation may be subject to disciplinary action, up to and including termination, in management's discretion.

PERIODIC REVIEW AND REVISION

          Management reserves the right to amend and revise this Code in its sole discretion. Management shall report such amendments to the Board at its next following meeting. At least annually Management shall provide a report to the Board regarding material violations of this Code, and the Board shall review this Code at least annually. Employees will be apprised promptly of any changes to the policies, procedures and obligations set forth herein.

REPORTING OBLIGATION

          It is the responsibility of each of our employees who has knowledge of misappropriation of funds, activities that may be of an illegal nature, or other incidents involving company loss, waste, and abuse or other violations of this Code to promptly report, in good faith, the situation to the Chief Compliance Officer.

PROHIBITION AGAINST RETALIATION

          Under no circumstances may the Corporation or any director, officer or employee of the Corporation discharge, demote, suspend, threaten, harass or in any other manner discriminate against an employee in the terms or conditions of his or her employment on the basis of any lawful act by that employee to:

         o provide information, cause information to be provided, or otherwise assist in an investigation regarding any conduct which the employee reasonably believes constitutes a violation of the federal securities laws, the rules and regulations of the SEC or any provision of federal law relating to fraud against shareholders, when the information or assistance is provided to, or the investigation conducted by:

                  o        A federal regulatory or law enforcement agency;

                  o        Any member of Congress or any committee of Congress;
                           or

                  o Any person with supervisory authority over the employee (or such other person working for the employer who has the authority to investigate, discover, or terminate misconduct); or

         o file, cause to be filed, testify, participate in or otherwise assist in a proceeding filed or about to be filed (with any knowledge of the employer) relating to any such alleged violation.

NO RIGHTS CREATED; NOT EXCLUSIVE CODE

          This Code is a statement of certain fundamental principles, policies and procedures that govern the Corporation's Directors, officers and employees in the conduct of the Corporation's business. It is not intended to and does not create any rights in any employee, customer, client, supplier, competitor, shareholder or any other person or entity.

          This Code is not the exclusive code of ethics applicable to employees of the Corporation, who are also subject to the code of ethics -- policy on personal securities transactions, designed to comply with the requirements of rules under the Investment Company Act of 1940 and the Investment Advisers Act of 1940.

GENERAL PROVISIONS

          1. MAINTENANCE OF LIST OF EMPLOYEES: NOTIFICATION. The Compliance Associate shall maintain a list of all employees, and shall ensure that each has received a copy of the Code of Ethics.

          2. REVIEW OF SECURITIES REPORTS. The Chief Compliance Officer shall ensure that all Reports of Securities Holdings and Quarterly Transaction Reports, together with all Securities Transaction Confirmations and Account Statements received by Compliance, will be reviewed in accordance with the attached Procedures (Appendix 1).

          3. CERTIFICATIONS BY EMPLOYEES. Each employee must certify at the time of hire and annually thereafter that he or she has read and understood the Code of Ethics and has complied and will comply with its provisions. In addition upon any revision to a Company's Code of Ethics, each employee of that Company must certify that he or she has read the Code, as revised, and understands and will comply with its provisions.

          4. FUND BOARD APPROVAL. The Board of Trustees of each Registered Fund, according to their charter, must approve any material change to this Code within six months after such change is adopted.

          5. ANNUAL REPORT TO FUND BOARD. At least annually
Parametric shall submit to the Board of Trustees of each Registered Fund, for consideration a written report that (i) describes any issues arising under the Code of Ethics or the Procedures since the last report the Board, including information about material violations of the Code of Ethics or the Procedures and the sanctions imposed in response to material violations, and (ii) certifies that each Company has adopted procedures reasonably necessary to prevent Access Persons from violating the Code of Ethics.

          6. RECORDKEEPING REQUIREMENTS. Each Company shall maintain the following records at its principal place of business in an easily accessible place and make these records available to the Securities and Exchange Commission ("Commission") or any representative of the Commission at any time and from time to time for reasonable periodic, special or other examination:

         (1) copies of the Code of Ethics currently in effect and in effect at any time within the past five (5) fiscal years;
         (2) a record of any violation of the Code of Ethics and of any action taken as a result of the violation, to be maintained for at least five (5) years after the end of the fiscal year in which the violation occurred;
         (3) copies of each report, including transaction confirmations and other information, referred to in section C.7 of the Policy on Personal Securities Transactions ("Policy"), Part I above, to be maintained for at least five (5) years after the end of the fiscal year in which the report is made or information provided;
         (4)      a record of all persons, currently or within the past five
                  (5) fiscal years, who are or were required to make reports referred to in section C.7 of the Policy and who are or were responsible for reviewing such reports;
         (5) copies of each certification referred to in paragraph 3 of these General Provisions made by a person who currently is, or in the past five (5) years was, subject to this Code of Ethics, to be maintained for at least five (5) years after the fiscal year in which the certification made; and
         (6) a copy of each Annual Report to a Fund Board referred to in paragraph 5 above, to be maintained for at least five (5) years after the end of the fiscal year in which it was made.

         7. CONFIDENTIALITY. All reports and other documents and information supplied by any employee in accordance with the requirements of this Code of Ethics shall be treated as confidential, but are subject to review as provided herein and in the Procedures, by Parametric management , by representatives of the Commission, or otherwise as required by law, regulation, or court order.

          8. INTERPRETATIONS. If you have any questions regarding the meaning or interpretation of the provisions of this Code of Ethics, please consult with the Compliance Attorney.

          9. VIOLATIONS AND SANCTIONS. Any employee of a Company who violates any provision of this Code of Ethics shall be subject to sanction, including but not limited to censure, a ban on personal Securities trading, disgorgement of any profit or taking of any loss, fines, and suspension or termination of employment.

          In adopting and approving this Code of Ethics, the Company and the Fund or Sub-advised Fund Boards of Trustees do not intend that a violation of this Code of Ethics necessarily is or should be considered to be a violation of Rule 17j-1 under the Investment Company Act of 1940.

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                                      END

APPENDIX I

                                   PARAMETRIC

                     INSIDER TRADING POLICY AND PROCEDURES

SECTION I. POLICY STATEMENT ON INSIDER TRADING

A. Policy Statement on Insider Trading

Parametric Portfolio Associates ("Parametric") forbids any of its officers, directors or employees from trading, either personally or on behalf of others (such as, mutual funds and private accounts managed by Parametric), on the basis of material non-public information or communicating material non-public information to others in violation of the law. This conduct is frequently referred to as "insider trading".

The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material non-public information to trade in securities or to communications of material non-public information to others in breach of a fiduciary duty.

While the law concerning insider trading is not static, it is generally understood that the law prohibits:

(1) trading by an insider, while in possession of material non-public information, or

(2) trading by a non-insider, while in possession of material non-public information, where the information was disclosed to the non-insider in violation of an insider's duty to keep it confidential, or

(3) communicating material non-public information to others in breach of a fiduciary duty.


This policy applies to every such officer, director and employee and extends to activities within and outside their duties at Parametric. Every officer, director and employee must read and retain this policy statement. Any questions regarding this policy statement and the related procedures set forth herein should be referred to Parametric Compliance.

The remainder of this memorandum discusses in detail the elements of insider trading, the penalties for such unlawful conduct and the procedures adopted by Parametric to implement its policy against insider trading. The discussion and the elements of insider trading that follow are not exhaustive. If you have a question about a particular circumstance, ask Compliance.

1. TO WHOM DOES THIS POLICY APPLY?

This Policy applies to all employees, officers and directors (direct or indirect) of Parametric ("Covered Persons"), as well as to any transactions in any Securities participated in by family members, trusts or corporations controlled by such persons. In particular, this Policy applies to securities transactions by:

         o        the Covered Person's spouse;
         o        the Covered Person's minor children;
         o        any other relatives living in the Covered Person's household;
         o a Trust in which the Covered Person has a beneficial interest, unless such person has no direct or indirect control over the Trust;
         o        a Trust as to which the Covered Person is a trustee;
         o        a revocable Trust as to which the Covered Person is a settlor;
         o a corporation of which the Covered Person is an officer, director or 10% or greater stockholder; or
         o a partnership of which the Covered Person is a partner (including most investment clubs) unless the Covered Person has no direct or indirect control over the partnership.

2. WHAT IS MATERIAL INFORMATION?

Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities.

Although there is no precise, generally accepted definition of materiality, information is likely to be "material" if it relates to significant changes affecting such matters as:

         o        dividend or earnings expectations;
         o        write-downs or write-offs of assets;
         o additions to reserves for bad debts or contingent liabilities;
         o expansion or curtailment of company or major division operations;
         o proposals or agreements involving a joint venture, merger, acquisition, divestiture, or leveraged buy-out;
         o        new products or services;
         o        exploratory, discovery or research developments;
         o criminal indictments, civil litigation or government investigations;
         o disputes with major suppliers or customers or significant changes in the relationships with such parties;
         o        labor disputes including strikes or lockouts;
         o        substantial changes in accounting methods;
         o        major litigation developments;
         o        major personnel changes;
         o        debt service or liquidity problems;
         o        bankruptcy or insolvency;
         o        extraordinary management developments;

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

         o public offerings or private sales of debt or equity securities;
         o        calls, redemptions or purchases of a company's own stock; and
         o        issuer tender offers or recapitalizations.

Information provided by a company could be material because of its expected effect on a particular class of the company's securities, all of the company's securities, the securities of another company, or the securities of several companies. Moreover, the resulting prohibition against the misuses of "material" information reaches all types of securities (whether stock or other equity interests, corporate debt, government or municipal obligations, or commercial paper) as well as any option related to that security (such as a put, call or index security).

Material information does not have to relate to a company's business. For example, in CARPENTER v. U.S., 108 U.S. 316 (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a reporter for THE WALL STREET JOURNAL was found criminally liable for disclosing to others the dates that reports on various companies would appear in the JOURNAL and whether those reports would be favorable or not.

3. WHAT IS NON-PUBLIC INFORMATION?

In order for issues concerning insider trading to arise, information must not only be "material", it must be "NON-PUBLIC". "Non-public" information is information which has not been made available to investors generally. Information received in circumstances indicating that it is not yet in general circulation or where the recipient knows or should know that the information could only have been provided by an "insider" is also deemed "non-public" information.

At such time as material, previously non-public information has been effectively distributed to the investing public, it is no longer subject to insider trading restrictions. However, for "non-public" information to become public information, it must be disseminated through recognized channels of distribution designed to reach the securities marketplace.

To show that "material" information is public, you should be able to point to some fact verifying that the information has become generally available, for example, disclosure in a national business and financial wire service (Dow Jones or Reuters), a national news service (AP or UPI), a national newspaper (THE WALL STREET JOURNAL, THE NEW YORK TIMES or FINANCIAL TIMES), or a publicly disseminated disclosure document (a proxy statement or prospectus). The circulation of rumors or "talk on the street", even if accurate, widespread and reported in the media, does not constitute the requisite public disclosure. The information must not only be publicly disclosed, there must also be adequate time for the market as a whole to digest the information. Although timing may vary depending upon the circumstances, a good rule of thumb is that information is considered non-public until the third business day after public disclosure.


Material non-public information is not made public by selective dissemination. Material information improperly disclosed only to institutional investors or to a fund analyst or a favored group of analysts retains its status as "non-public" information which must not be disclosed or otherwise misused. Similarly, partial disclosure does not constitute public dissemination. So long as any material component of the "inside" information possessed by Parametric has yet to be publicly disclosed, the information is deemed "non-public" and may not be misused.

INFORMATION PROVIDED IN CONFIDENCE. Occasionally, one or more directors, officers, or employees of Parametric may become temporary "insiders" because of a fiduciary or commercial relationship. For example, personnel at Parametric may become insiders when an external source, such as a company whose securities are held by one or more of the accounts managed by Parametric, entrusts material, non-public information to Parametric's portfolio managers or analysts with the expectation that the information will remain confidential.

As an "insider", Parametric has a fiduciary responsibility not to breach the trust of the party that has communicated the "material non-public" information by misusing that information. This fiduciary duty arises because Parametric has entered or has been invited to enter into a commercial relationship with the client or prospective client and has been given access to confidential information solely for the corporate purposes of that client or prospective client. This obligation remains whether or not Parametric ultimately participates in the transaction.

INFORMATION DISCLOSED IN BREACH OF A DUTY. Analysts and portfolio managers at Parametric must be especially wary of "material non-public" information disclosed in breach of a corporate insider's fiduciary duty. Even where there is no expectation of confidentiality, a person may become an "insider" upon receiving material, non-public information in circumstances where a person knows, or should know, that a corporate insider is disclosing information in breach of the fiduciary duty he or she owes the corporation and its shareholders. Whether the disclosure is an improper "tip" that renders the recipient a "tippee" depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure. In the context of an improper disclosure by a corporate insider, the requisite "personal benefit" may not be limited to a present or future monetary gain. Rather, a prohibited personal benefit could include a reputational benefit, an expectation of a "quid pro quo" from the recipient or the recipient's employer by a gift of the "inside" information.

A person may, depending on the circumstances, also become an "insider" or "tippee" when he or she obtains apparently material, non-public information by happenstance, including information derived from social situations, business gatherings, overheard conversations, misplaced documents, and "tips" from insiders or other third parties.

4. IDENTIFYING MATERIAL INFORMATION

Before trading for yourself or others, including investment companies or private accounts managed by Parametric, in the securities of a company about which you may have potential material, non-public information, ask yourself the following questions:

         i. Is this information that an investor could consider important in making his or her investment decisions? Is this information that could substantially affect the market price of the securities if generally disclosed?

         ii. To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in THE FINANCIAL TIMES, REUTERS, THE WALL STREET JOURNAL or other publications of general circulation?

Given the potentially severe regulatory, civil and criminal sanctions to which you, Parametric and its personnel could be subject, any director, officer and employee uncertain as to whether the information he or she possesses is "material non-public" information should immediately take the following steps:

         i.       Report the matter immediately to Compliance;

         ii. Do not purchase or sell the securities on behalf of yourself or others, including investment companies or private accounts managed by Parametric; and

         iii. Do not communicate the information inside or outside Parametric, other than to Compliance.

After Compliance has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication or will be allowed to trade and communicate the information.

5. PENALTIES FOR INSIDER TRADING

Penalties for trading on or communicating material non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

         o        civil injunctions;

         o        treble damages;

         o        disgorgement of profits;

         o        jail sentences;

         o fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited; and

         o fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

In addition, any violation of this policy statement can be expected to result in serious sanctions by Parametric, including dismissal of the persons involved.

SECTION II. PROCEDURES TO IMPLEMENT THE POLICY AGAINST INSIDER TRADING

A. Procedures to Implement the Policy Against Insider Trading

The following procedures have been established to aid the employees of Parametric in avoiding insider trading, and to aid Parametric in preventing, detecting and imposing sanctions against insider trading. Every officer, director and employee of Parametric must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties.

TRADING RESTRICTIONS AND REPORTING REQUIREMENTS

1. No employee of Parametric who obtains material non-public information which relates to any other company or entity in circumstances in which such person is deemed to be an insider or is otherwise subject to restrictions under the federal securities laws may buy or sell securities of that company or otherwise take advantage of, or pass on to others, such material non-public information.

2. No employee shall engage in a securities transaction with respect to any securities of any other company, EXCEPT in accordance with the specific procedures set forth in Parametric's Code of Ethics.

3. Employees shall submit reports concerning each securities transaction in accordance with the terms of the Code of Ethics and verify their personal ownership of securities in accordance with the procedures set forth in the Code of Ethics.

4. Because even inadvertent disclosure of material non-public information to others can lead to significant legal difficulties, employees of Parametric should not discuss any potentially material non-public information concerning Parametric or other companies, including other officers, employees and directors, except as specifically required in the performance of their duties.

B. Chinese Wall Procedures

The Insider Trading and Securities Fraud Enforcement Act in the US requires the establishment and strict enforcement of procedures reasonably designed to prevent the misuse of "inside" information(1). Accordingly, you should not discuss material non-public information about Parametric or other companies with anyone, including other employees, except as required in the performance of your regular duties. In addition, care should be taken so that such information is handled in a secure manner. For example, files containing material non-public information should be sealed; access to computer files containing material non-public information should be restricted.

C. Resolving Issues Concerning Insider Trading

The federal securities laws, including the US laws governing insider trading, are complex(1). If you have any doubts or questions as to the materiality or non-public nature of information in your possession or as to any of the applicability or interpretation of any of the foregoing procedures or as to the propriety of any action, you should contact Compliance. Until advised to the contrary by Compliance, you should presume that the information is material and non-public and you should NOT trade in the securities or disclose this information to anyone.





-----------------------------
(1) The antifraud provisions of United States securities laws reach insider trading or tipping activity worldwide which defrauds domestic securities markets. In addition, the Insider Trading and Securities Fraud Enforcement Act specifically authorizes the SEC to conduct investigations at the request of foreign governments, without regard to whether the conduct violates United States law.

                                                                     APPENDIX II

                                   PARAMETRIC
                     DOCUMENT ACKNOWLEDGMENT AND AGREEMENT

THIS IS TO ACKNOWLEDGE THAT I HAVE RECEIVED COPIES OF THE PARAMETRIC:

COMPLIANCE MANUAL FOR PARAMETRIC EMPLOYEES
AND
PARAMETRIC EMPLOYEE CODE OF ETHICS

I understand and agree that it is my responsibility to read, understand and familiarize myself with the provisions of these documents, including the section on INSIDER TRADING.

Employee Signature:               ______________________________________________

Employee Name (please print):     ______________________________________________

Date:                             ______________________________________________

INSIDER TRADING POLICY AND PROCEDURES

I hereby certify that I have read and understand the Parametric Code of Ethics and Insider Trading Policy and Procedures. Pursuant to such Code, I recognize that I must disclose or report all personal securities holdings and transactions required to be disclosed or reported thereunder and comply in all other respects with the requirements of the Code. I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the foregoing Code has occurred. I understand that any failure to comply in all aspects with the foregoing and these policies and procedures may lead to sanctions including dismissal.

Employee Signature:                   __________________________________________

Employee Name (please print):         __________________________________________

Date:                                 __________________________________________



                                  SAMPLE FORM

APPENDIX III

PARAMETRIC

INITIAL REPORT OF
PERSONAL SECURITIES HOLDINGS

In accordance with the Code of Ethics, please provide a list of all Securities (other than Exempt Securities) in which you, or any account in which you have a direct or Pecuniary Interest, has a Beneficial Interest. This includes not only securities held by brokers, but also Securities held at home, in safe deposit boxes, or by an issuer.

(1) Name of employee:                                    _______________________

(2) If different than #1, name of
    the person in whose name the account is
    held:                                                _______________________

(3) Relationship of (2) to (1):                          _______________________

(4) Broker(s) at which Account is maintained:            _______________________

(5) Account Number(s) and Title(s):                      _______________________

(6) Address(es) of Broker:                               _______________________

                                  SAMPLE FORM

(7) For each account, attach your most recent account statement listing Securities in that account. This information must be current as of a date no more than 30 days before this report is submitted. If you own Securities that are not listed in an attached account statement, list them below:


Name of Security*          Quantity          Value          Custodian


1. __________________     ___________        ______         _________

2. __________________     ___________        ______         _________

3. __________________     ___________        ______         _________

4. __________________     ___________        ______         _________

5. __________________     ___________        ______         _________

*Including principal amount, if applicable.

(Attached separate sheet if necessary)

I certify that this form and the attached statements (if any) constitute all of the Securities of which I have Beneficial Ownership as defined in the Code.

                                             ______________________________
                                             Signature

                                             ______________________________
                                             Print Name

Dated: _________________

                                  SAMPLE FORM

                                                                     Appendix IV

                                   PARAMETRIC

                                ANNUAL REPORT OF
                          PERSONAL SECURITIES HOLDINGS

Pursuant to Rule 204A-1 of The Act, Parametric's Code of Ethics requires all access persons (Parametric employees and contractors) to submit a complete personal holdings report to Compliance every year disclosing their current securities holdings.

Please select ONE of the following options:

___ I am confirming the accuracy and completeness of all the statements and confirmations that I already have furnished to Compliance. I have no additional securities holdings to disclose.

___ I have securities holdings or private placement holdings or other securities transactions to disclose to Compliance that are not disclosed in my quarterly transaction reports. PLEASE FILL IN TABLE BELOW disclosing all of your current securities holdings. If you have private placement holdings, please discuss in a separate memo or see Compliance.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                        BROKER OR BANK
                                       TICKER                                                           THROUGH WHICH
DATE OF              NAME OF           OR              NO. OF          CURRENT          MARKET          TRANSACTION WAS
TRANSACTION          SECURITY          CUSIP           SHARES          PRICE            VALUE           EFFECTED
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------



Signature:_________________________________


Print Name:________________________________         Date:_____________________


FOR COMPLIANCE USE:


Reviewed By:________________________________        Date:_____________________

                                  SAMPLE FORM

                                                                      Appendix V

                                   PARAMETRIC

              BROKERAGE ACCOUNT AND NON-BROKER TRANSACTION REPORT

You may not engage, and you may not permit any other person or entity, to engage in any purchase or sale of publicly-traded securities (other than Exempt Securities) of which you have, or by reason of the transaction will acquire, Beneficial Ownership, except through a registered broker-dealer.

You must also cause each broker-dealer who maintains an account for Securities of which you have beneficial ownership, to provide to the Parametric Compliance Officer, on a timely basis, duplicate copies of confirmations of all transactions in the account and duplicate statements for the account and you must report to the Parametric Compliance Officer, on a timely basis, all transactions effected without the use of a broker in Securities (other than transactions in Exempt Securities).

o Currently, we are receiving duplicate confirms on your behalf from the following brokers:

--------------------------------------------------------------------------------
                                                   NEW ACCOUNT? YES/NO
USER NAME     BROKER NAME     ACCOUNT NUMBER       IF YES, DATE OPENED
--------------------------------------------------------------------------------
                                                   Yes[] Date Opened:__________
                                                   No []
--------------------------------------------------------------------------------
                                                   Yes[] Date Opened:__________
                                                   No []
--------------------------------------------------------------------------------
          NOTE: DO NOT LEAVE BLANK-- IF NO ACCOUNTS, WRITE NONE.


o Did you have any NON-BROKER TRANSACTIONS (like a private placement)?

YES ___ NO ___

If yes, please report by filling in the table below:

--------------------------------------------------------------------------------
DATE    BUY/SELL    SECURITY NAME    AMOUNT    PRICE    TYPE/DESCRIPTION
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


o By signing this document, I am certifying that I have caused duplicate confirms and duplicate statements to be sent to the Parametric Compliance Officer for every brokerage account that trades in Securities other than Exempt Securities (as defined in the Parametric Code of Ethics).

______________          _______________        ______________________
Print Name                 Signature                   Date

                                  SAMPLE FORM

1. Transactions required to be reported. You should report every transaction in which you acquired or disposed of any beneficial ownership of any security during the calendar quarter. The term "beneficial ownership" is the subject of a long history of opinions and releases issued by the Securities and Exchange Commission and generally means that you would receive the benefits of owning a security.

2. Security Name. State the name of the issuer and the class of the security (e.g., common stock, preferred stock or designated issue of debt securities) including the interest rate, principal amount and maturity date, if applicable. In the case of the acquisition or disposition of a futures contract, put, call option or other right (hereinafter referred to as "options"), state the title of the security subject to the option and the expiration date of the option.

3. Futures Transactions. Please remember that duplicates of all Confirmations, Purchase and Sale Reports, and Month-end Statements must be send to the firm by your broker. Please double check to be sure this occurs if you report a futures transaction.

4. Transaction Date. In the case of a market transaction, state the trade date (not the settlement date).

5. Transaction Time. Most trade confirmations do not specify the time of trade. It is your obligation to provide proof of the time of the trade either by broker confirmation or other evidence.

6. Nature of Transaction (Buy or Sale). State the character of the transaction (e.g., purchase or sale of security, purchase or sale of option, or exercise of option).

7. Amount of Security Involved (No. of Shares). State the number of shares of stock, the face amount of debt securities or other units of other securities. For options, state the amount of securities subject to the option. If your ownership interest was through a spouse, relative or other natural person or through a partnership, trust, other entity, state the entire amount of securities involved in the transaction. In such cases, you may also indicate, if you wish, the extent of your interest in the transaction.

8. Purchase or Sale Price. State the purchase or sale price per share or other unit, exclusive of brokerage commissions or other costs of execution. In the case of an option, state the price at which it is currently exercisable. No price need be reported for transactions not involving cash.


9. Broker, Dealer or Bank Effecting Transaction. State the name of the broker, dealer or bank with or through whom the transaction was effected.

10.      Signature. Sign the form in the space provided.

11. Filing of Report. A report should be filed NO LATER THAN 10 CALENDAR DAYS after establishing a new brokerage account or effecting a non-reported securities transaction with the Compliance Department.

                                  SAMPLE FORM

                                                                     APPENDIX VI

                                   PARAMETRIC

                     ANNUAL CERTIFICATION OF COMPLIANCE FOR
                              SUPERVISED EMPLOYEES

As a supervised employee of Parametric, I hereby certify that I have complied with the requirements of Parametric's CODE OF ETHICS, and the INSIDER TRADING POLICY and Procedures, for the year ending June 30, 2011.

Pursuant to Parametric's Code, I also attest that I have disclosed or reported all personal securities holdings and transactions required to be disclosed or reported, and to the best of my knowledge have complied in all other respects with the requirements of the Code.

I also agree to cooperate fully with any investigation or inquiry that may relate to whether any violation of the Code has occurred.

Date: __________

_______________________________________
Signature

_______________________________________
Print Name








                                  SAMPLE FORM

                                                                    APPENDIX VII



                        EMPLOYEE TRADE PRECLEARANCE FORM

                  PLEASE USE A SEPARATE FORM FOR EACH SECURITY


--------------------------------------------------------------------------------
Name of Employee (please print)
--------------------------------------------------------------------------------
Department                                                                  Date
--------------------------------------------------------------------------------

Broker                          Account Number                         Telephone
                                                                          (   )
--------------------------------------------------------------------------------


o Buy           o Sell         TICKER SYMBOL       Price:         Market Order o
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Quantity                   Issue                     (Full Security Description)
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
Parametric
Employee                Private           Traded Security
Or Relative    IPO      Placement         in Prior 60 days      Short Sale   Special Instructions
-------------------------------------------------------------------------------------------------

o Yes o No   o Yes o No      o Yes o No      o Yes o No     o Yes o No
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
Approvals
-------------------------------------------------------------------------------------------------
This area reserved for Trading Department use only
-------------------------------------------------------------------------------------------------
Trade Has Been                   Date Approved                                   Approved By
o Approved    o Not Approved
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
Legal / Compliance (if required)
-------------------------------------------------------------------------------------------------


APPROVALS ARE VALID UNTIL THE CLOSE OF BUSINESS ON THE DAY APPROVAL HAS BEEN GRANTED. ACCORDINGLY, GTC (GOOD TILL CANCELED) ORDERS ARE PROHIBITED. IF A TRADE IS NOT EXECUTED BY THE CLOSE OF BUSINESS RESUBMITTING A NEW PRECLEARANCE FORM IS REQUIRED. IT IS EACH EMPLOYEE'S RESPONSIBILITY TO COMPLY WITH ALL PROVISIONS OF THE CODE. OBTAINING PRECLEARANCE SATISFIES THE PRECLEARANCE REQUIREMENTS OF THE CODE AND DOES NOT IMPLY COMPLIANCE WITH THE CODE'S OTHER PROVISIONS.

PRECLEARANCE PROCEDURES APPLY TO ALL EMPLOYEES AND THEIR IMMEDIATE FAMILY (AS DEFINED BY THE CODE) INCLUDING: A) ALL ACCOUNTS IN THE NAME OF THE EMPLOYEE OR THE EMPLOYEE'S SPOUSE OR MINOR CHILDREN; B) ALL ACCOUNTS IN WHICH ANY OF SUCH PERSONS HAVE A BENEFICIAL INTEREST; AND C) ALL OTHER ACCOUNTS OVER WHICH ANY SUCH PERSON EXERCISES ANY INVESTMENT DISCRETION. PLEASE SEE THE CODE FOR THE COMPLETE DEFINITION OF IMMEDIATE FAMILY.

BY SIGNING BELOW THE EMPLOYEE CERTIFIES THE FOLLOWING: THE EMPLOYEE AGREES THAT THE ABOVE ORDER IS IN COMPLIANCE WITH THE CODE OF ETHICS AND IS NOT BASED ON KNOWLEDGE OF AN ACTUAL CLIENT ORDER WITHIN THE PREVIOUS SEVEN CALENDAR DAYS IN THE SECURITY THAT IS BEING PURCHASED OR SOLD, OR KNOWLEDGE THAT THE SECURITY IS BEING CONSIDERED FOR PURCHASE OR SALE IN ONE OR MORE SPECIFIC CLIENT ACCOUNTS, OR KNOWLEDGE OF A CHANGE OR PENDENCY OF A CHANGE OF AN INVESTMENT MANAGEMENT RECOMMENDATION. THE EMPLOYEE ALSO ACKNOWLEDGES THAT HE/SHE IS NOT IN POSSESSION OF MATERIAL, INSIDE INFORMATION PERTAINING TO THE SECURITY OR ISSUER OF THE SECURITY.

--------------------------------------------------------------------------------
Employee Signature                                                          Date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


          PLEASE SEND A COPY OF THIS COMPLETED FORM TO THE COMPLIANCE
                       DEPARTMENT FOR ALL EXECUTED TRADES

                                  SAMPLE FORM

                                                                                                                 APPENDIX VIII
EATON VANCE PERSONAL SECURITIES TRANSACTION PRE-APPROVAL REQUEST
Employee Name                                      Department
COVERED ACCOUNT(1) NAME & A/C #____________________________
Full Name of Security                              No. of Shares/ Aggregate Par Value Buy/Sell/Other
Pvt. Placement or IPO(5)
Bond - New Issue
Symbol                                             and/or Cusip (if available)
Type of Security(2)                                If sale, enter purchase or other acquisition date of security
Do you manage any funds and/or client accounts?(3)
                                                                                      Signature(4)
If yes, Invest Manager initials
Group Manager Signature (required for Prime Rate Group employees)                     Date
Approved by
Trading Desk                                                                          Date
Approved by
Investment Compliance Officer                                                         Date
Approved by
Fixed Income Approval Authority                                                       Date
Approved by
Chief Financial Officer (required for securities issued by Eaton Vance)               Date
Approved by
Director of Compliance (required for Pvt. Placements or IPO's)                        Date
Approval Expires at Close of Business on           .

         1 Covered Accounts include all those in which the employee has "a direct or indirect beneficial interest" unless the employee has no "direct or indirect influence or control." See Statement of Policy.

         2 Type of Security: C-Common, P-Preferred, O-Option, W-Warrant, B-Bond, CEF-Closed-End Investment Company, X-Other

         3 Pursuant to Section D2 of the Statement of Policy, portfolio managers and counselors are prohibited from buying or selling a security 7 days before or after a fund or client whose account s/he manages trades in that security.

         4 In executing this form the employee affirms the accuracy of the information supplied and additionally represents that s/he is not in possession of material non- public information concerning the securities listed hereon or their issuer.

         5        Private Placements and IPO's are prohibited under the code.
                  Please attach a memo supporting the request to make an exception.


                                  SAMPLE FORM